                      EMPLOYEE SERVICES AGREEMENT BETWEEN
                      -----------------------------------
                           ATLANTIC RICHFIELD COMPANY
                           --------------------------
                                      AND
                                      ---
                         LYONDELL PETROCHEMICAL COMPANY
                         ------------------------------


EMPLOYEE SERVICES AGREEMENT (as amended or otherwise modified from time to time, the "Agreement") dated as of January 1, 1994, between ATLANTIC RICHFIELD COMPANY, a Delaware Corporation, 515 South Flower Street, Los Angeles, California 90071 (hereinafter "ARCO"), and LYONDELL PETROCHEMICAL COMPANY, a Delaware corporation, 1221 McKinney Street, Houston, Texas 77010 (hereinafter "Lyondell").

                                  WITNESSETH:

WHEREAS, ARCO and Lyondell are parties to that certain Services Agreement dated as of January 1, 1991 (the "Prior Agreement") which provides for, among other things, the rendering of certain services by ARCO to Lyondell, including without limitation, certain employee related services as more particularly described in Attachment A to the Prior Agreement under the heading "Employee Relations" (the "Prior Employee Related Services");

WHEREAS, Lyondell, pursuant to an Employee Services Agreement with its affiliate LYONDELL-CITGO Refining Company Ltd. ("LCR"), renders the same employee related services covered by this Agreement to LCR; and

WHEREAS, ARCO and Lyondell desire (i) to terminate certain provisions of the Prior Agreement to the extent, but only to the extent, that such provisions relate to the Prior Employee Related Services and (ii) to enter into a new agreement regarding the rendering of certain employee related services by ARCO to Lyondell upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings indicated below:

     1.1. "ARCO Group" shall mean ARCO and its directors, officers and employees.

     1.2. "Lyondell Group" shall mean Lyondell and its direct and indirect subsidiaries and affiliates, including LYONDELL-CITGO Refining Company Ltd. ("LCR"), together with their directors, officers and employees.

     1.3.   "Party" shall mean Lyondell or ARCO, as applicable.

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

     1.4. "Services" shall mean the services rendered by ARCO to Lyondell more particularly described on Schedule A hereto.

2. CONSTRUCTION. In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the sections, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction; (ii) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) each gender shall be deemed to include the other genders; and (vii) each exhibit, attachment, and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit, attachment, or schedule, the provisions of the main body of this Agreement shall prevail.

3.   SERVICES.

     3.1. Basic Services. Subject to the terms and conditions of this Agreement, ARCO, through its employees, affiliates, agents or contractors, shall provide the services listed in Schedule A to this Agreement (the "Services"). ARCO acknowledges that Lyondell is under no obligation to utilize any of the Services during the term of this Agreement. In performing the Services hereunder, ARCO shall utilize or cause to be utilized, and, in its sole discretion, shall make available to Lyondell, qualified personnel who to the extent feasible are familiar with the business operations of Lyondell. At all times during the performance of Services, all persons performing Services who shall be in the employ and/or under the control of ARCO (including affiliates, agents, temporary employees, contractors and consultants) shall not be entitled to any payment, benefit or perquisite directly from Lyondell on account of such Services. ARCO shall not be required to perform Services hereunder that (i) unreasonably interfere with the conduct of its ordinary business, or
           (ii) conflict with any applicable law, rule, regulation, order, license, authorization, certification or permit. Lyondell shall provide timely decisions and policy declarations as required for the performance of the Services by ARCO. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Services be rendered beyond the term of this Agreement as set forth in Section 6 hereof.

     3.2.  Additional Services and Equipment.

           (A) Additional Services. From time to time, Lyondell may desire additional services from ARCO not specifically addressed in the Schedule A. Lyondell shall have the right to request such additional services by providing ARCO with at least 30 days prior written

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                   notice.  Upon mutual agreement between the Parties as to the providing of the service and to the cost and scope of such additional services, the Parties shall supplement Schedule A to include such additional services. Such services shall be made available to Lyondell subject to the terms and conditions of this Agreement.

            (B) Additional Assistance or Equipment. In the event that ARCO shall deem it necessary in the performance of a service to obtain the services of any third party in connection with services provided exclusively to Lyondell, ARCO shall obtain the written approval of Lyondell prior to obtaining any such third party services. Each of the Parties agrees that any third party agreement entered into by ARCO for such purposes shall be terminable upon request by Lyondell. Notwithstanding the foregoing, the prior written approval of Lyondell shall not be required in cases of emergency where the failure to obtain such third party services, in the best judgment of ARCO, will cause economic harm to Lyondell in excess of the cost to be incurred in obtaining such third party services. The cost of such additional third party services shall be billed to and paid for by Lyondell in the manner set forth in Section 5 hereof.

     3.3. Standard of Performance. ARCO shall perform the Services for Lyondell with the same degree of care, skill and prudence customarily exercised by it for its own operations, and in compliance with all applicable laws, rules, regulations orders, licenses, authorizations, certifications and permits. ARCO shall perform its obligations under this Agreement with all reasonable dispatch and without undue delay, and shall keep its facilities which are necessary or useful to the performance of its obligations hereunder in good working condition and repair.

     3.4. Records. ARCO shall maintain true and correct records of all records, receipts, invoices, reports and such other documents relating to the Services rendered hereunder as are customarily maintained by other businesses providing similar services (the "Records"). Lyondell shall have the right to inspect and copy such Records during ARCO's regular office hours. Lyondell shall deliver to ARCO written notice at least 3 business days prior to any such inspection and/or copying request. Upon any termination of this Agreement for any reason, ARCO shall deliver promptly to Lyondell both a hard copy and an electronic copy of all Records relating to the Services, such hard and electronic copies to be in a format reasonably satisfactory to Lyondell.

     3.5. Further Assurances. From time to time, and with at least 15 days prior written notice, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance, as the other Party may reasonably require to carry out the terms of this Agreement.

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

4. FEES AND EXPENSES. On an annual basis, rates for the Employee Information System Services described in Part I of Exhibit A shall be set at Lyondell's pro rata portion (based on the total number of employees of the Lyondell Group, including those employed by its affiliate LCR, determined at the beginning of each calendar year) of the total actual cost of such Services as set forth in Exhibit A; provided, however, that in the event that ARCO no longer owns beneficially or of record, directly or indirectly, at least five percent (5%) of the outstanding voting securities of Lyondell, ARCO, upon a two (2) year prior written notice, may, in lieu of terminating this Agreement as provided in Section 7.2, increase the rates to be paid by Lyondell under this Agreement with respect to the Employee Information System Services in order to reflect an allowance for overhead and profit. The rates for other Human Resource Functions as described in Exhibit A shall be negotiated by the Parties from time to time as provided in Section
     3.2. In addition to the foregoing and without duplication, Lyondell shall reimburse ARCO for all reasonable external, out-of-pocket costs and expenses (including reasonable travel expenses but excluding any overhead or internal expenses) incurred in connection with, or relating to, the Services provided by ARCO.

5. PAYMENT. ARCO shall submit a statement of Services and an invoice to Lyondell, on the first day of each calendar month, which shall describe in reasonable detail the Services performed, the charges therefor, and any other charges, fees and expenses incurred in connection therewith.
     Lyondell shall, within 30 days of receipt of such invoice, remit payment in full for the invoiced charges in accordance with ARCO's payment instructions. Lyondell's obligation to pay for Services rendered shall survive termination of this Agreement.

6.   TERM.   This Agreement shall terminate as of May 1, 1998 unless earlier terminated pursuant to the provisions of Section 7 of this Agreement.

7.   TERMINATION OF SERVICES.

     7.1. Discontinuation of Services by Lyondell. Lyondell may, from time to time, request the discontinuation of some or all of the Services being provided to it by giving ARCO at least 30 days prior written notice of the discontinuation thereof. Lyondell also may request the resumption of any Service previously discontinued by giving ARCO at least 30 days prior written notice of the request; provided, however, that the resumption of any such Service shall be in the sole discretion of ARCO. Any Service (other than the Employee System Services described in Part I of Exhibit A, which shall be subject to the rates set forth in Part I of Exhibit A) to be resumed in a calendar year subsequent to the calendar year in which such Service to be resumed was last provided shall be subject to rate negotiations in the manner set forth in Section 3.2 hereof. Any such Service to be resumed in the same calendar year in which such Service was last provided shall be provided at the rate previously in effect.

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

     7.2. Termination of Services by ARCO. In the event that ARCO no longer owns, beneficially or of record, directly or indirectly, at least five percent (5%) of the outstanding voting securities of Lyondell, subject to the provisions of Section 4 ARCO may, without cause, terminate all, but not less than all, of the Services provided by it under this Agreement, by giving Lyondell at least a two (2) year prior written notice of its intent to terminate this Agreement and the Services provided by it under this Agreement. For purposes of this Subsection 7.2, the term "without cause" shall mean circumstances other than an event of default as described in Section 8 hereof.

8. DEFAULT AND REMEDIES. In the event that (i) ARCO fails to perform its Services in accordance with the terms of this Agreement, (ii) Lyondell fails to pay for Services rendered in accordance with the terms of this Agreement, (iii) either Party fails to comply with any other covenant or agreement contained in this Agreement, or (iv) either Party shall become or be adjudicated insolvent, and/or bankrupt, or a receiver or trustee shall be appointed for such Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency law shall be approved, or an assignment shall be made for the benefit of creditors of such Party, or such Party files a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee, in addition to such other remedies as may be available at law or in equity, the non-defaulting Party shall have the right, at its sole discretion, to immediately terminate this Agreement upon written notice to the defaulting party, provided that the defaulting Party has failed to cure the default within 20 days after receipt of written notice of the default.

9.   CONFIDENTIALITY.

     9.1. Generally. ARCO and Lyondell agree (i) to hold in trust and maintain confidential; (ii) not to disclose to others without prior written approval of the other party; (iii) not to use for any purpose, other than such purpose as may be authorized in writing by the other party; and (iv) to prevent duplication of and disclosure to any other party, any information received from Lyondell or developed, presently held or continued to be held, or otherwise obtained under this Agreement. "Information" includes all results of ARCO's Services, information disclosed by Lyondell orally, visually, in writing, or in other tangible form, and includes, but is not limited to, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer information data bases, and the like. The parties further agree to obtain from each employee, and where appropriate shall use best efforts to obtain from agents or subcontractors participating in Services under this Agreement, a secrecy and limited use agreement under terms no less stringent than those set out in this Section; provided, however, that employee confidentiality agreements already in possession of either Party shall be deemed to satisfy this requirement. The Parties agree to notify each other in the event of any disclosure prohibited by this Agreement of which such Party has actual knowledge.

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

     9.2. Exceptions. The foregoing obligations of confidence, nondisclosure and nonuse shall not apply to any information to the extent either party can show that:

            (i) such information is or becomes knowledge generally available to the public other than through acts or omissions that are not consented to by either party; or

            (ii) such information is subsequently received by either party on a non-confidential basis from a third party who did not receive it directly or indirectly from the other party.

            Specific information shall not be deemed to come under the above exceptions merely because it is embraced by more general information
            which is or becomes public knowledge.   Nothing contained herein
            shall restrict any necessary disclosures in compliance with any applicable tax, securities or other laws or orders by any court or governmental agency.

     9.3. Other Confidentiality Agreements. The Parties further agree that any specific agreements between the Parties containing confidentiality provisions shall supersede the general provisions set forth in this Section.

10. LIMITATIONS OF DAMAGES. Except as provided in Section 11, (i) ARCO shall have no liability under this Agreement for damage or loss of any type suffered by Lyondell or any third party as a result of the performance of Services provided hereunder by ARCO and (ii) ARCO WILL NOT BE RESPONSIBLE FOR GENERAL, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES THAT LYONDELL OR ANY THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT.

11. INDEMNIFICATION. Lyondell shall indemnify, defend and hold the ARCO Group harmless from and against all damages, losses, and reasonable related out-of-pocket expenses (including reasonable attorney's fees) caused by or arising out of Lyondell's doing or omitting to do any act contemplated by this Agreement, except such damages, losses or expenses as are caused by the gross negligence or willful misconduct of Lyondell. ARCO shall indemnify, defend and hold harmless the Lyondell Group from and against all damages, losses, and reasonable related out-of-pocket expenses (including reasonable attorneys fees) caused by or arising out of ARCO's gross negligence or willful misconduct in performing or failing to perform any of its obligations under this Agreement or the failure to satisfy the standard of performance set forth in Section 3.3.

12. TECHNICAL SERVICES/ASSISTANCE UPON TERMINATION. Upon termination of this agreement for any reason ARCO shall provide Lyondell with any consulting services, together with technical and other support and assistance (together the "Transition Services"), that Lyondell may reasonably request from ARCO in connection with the accomplishment of an orderly transition from ARCO's provision of the Services

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

     to Lyondell to Lyondell's acquisition of comparable services, either through internal sources or from third parties, that will replace, to Lyondell's satisfaction, the Services that were being furnished to Lyondell by ARCO prior to the termination of this Agreement; provided, however that ARCO shall not be required to provide any Transition Services after six months following the termination of this Agreement. Transition Services shall include, by way of example and not limitation, the services of ARCO personnel, facilities and systems in the same manner and to the same extent as would be necessary or desirable to effect a transition of the provision ARCO's similar employee related services to a third party. In connection with the foregoing and provided that it approves such expenses in advance, Lyondell shall be responsible for third party costs incurred by ARCO in connection with providing the Transition Services, but except as explicitly provided in this Section 12 ARCO and Lyondell each shall bear their own internal costs and expenses. Lyondell's rights under this Section 12 shall survive the termination of this Agreement.

13.  OTHER PROVISIONS.

     13.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of ARCO and Lyondell, but except as explicitly provided in this Section 13.1 neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any purported assignment or delegation without such required consent shall be void and ineffective. The prior written consent of the other Party shall not be required for an assignment to an affiliate or a successor to all or a substantial portion of the assets or the business of either Party, provided that such affiliate or successor assumes such Party's obligations hereunder with respect to the rights assigned or transferred. The prior written consent of Lyondell shall not be required for an assignment of ARCO's obligations hereunder to a third party in connection with the transfer of the performance of the employee related services of ARCO, its subsidiaries and other affiliates to such third party provided that (i) ARCO provides Lyondell with at least three (3) months prior written notice of such assignment, (ii) ARCO shall remain responsible for the performance of such obligations by such third party as provided in this Agreement, (iii) there shall be no decrease in the scope of the Services provided, (iv) the costs to Lyondell for the Services provided by such third party shall not exceed the costs to Lyondell pursuant to this Agreement for such Services as provided by ARCO,
            (v) Lyondell shall participate in any cost saving associated with the transfer of ARCO's employee related services to such third party based on Lyondell's pro rata portion of the costs of such Services as set forth in Exhibit A, and (vi) such third party shall agree with Lyondell to be bound by the confidentiality provisions contained in Section 9 of this Agreement.

     13.2. Notices. Any notices given under this Agreement shall be in writing and shall be given to the intended recipient at the applicable address specified below,

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

            unless such address is changed by written notice hereunder. Notice may be given by U.S. mail (first class or certified), any personal delivery service, fax or telex. Any notice required or permitted hereunder shall be deemed given upon the earlier of (i) the day of actual receipt by the Party to whom notice is being given or the following business day if actual receipt is during a non-business day of the receiving Party or is after regular business hours on a business day of the receiving Party; or (ii) the fourth day after being deposited postage prepaid in the U.S. mail as first class or certified mail. Notice by fax or telex shall be deemed to be in actual receipt upon the completion of transmission to the receiving Party.

     LYONDELL:                        ARCO:
     Lyondell Petrochemical Company   Atlantic Richfield Company
     One Houston Center               515 South Flower Street
     1221 McKinney, Suite 1600        Los Angeles, California
     Houston, Texas  77010            Telecopy:  (213) 486-3006
     Telecopy:  (713) 652-4538        Attention: Vice President and Controller
     Attention: Vice President,
            Human Resources

     13.3. Governing Law. This Agreement shall be construed in accordance with the laws of the state of California, without giving effect to the principles of conflicts of laws. If any provision of this Agreement is held by a court of law to be illegal or unlawful, the remainder of this Agreement shall continue to be effective and enforceable if commercially reasonable.

     13.4. Entire Agreement. This Agreement, including any attachments, exhibits or addenda hereto, contains the entire agreement and understanding between ARCO and Lyondell pertaining to the subject matter hereof. There are no oral or written representations, stipulations, warranties, agreements or understandings with respect to the subject matter of this Agreement that are not fully expressed herein. Neither this Agreement nor its execution has been induced by any representation, stipulations, warranty, agreement, or understanding of any kind other than those herein expressed.

     13.5. No Modification. No amendments, additions to, alterations, modifications, or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless in writing and signed by ARCO and Lyondell.

     13.6. No Waiver. Failure of either ARCO or Lyondell to require performance of any provision of this Agreement shall not affect either Party's right to full performance thereof at any time thereafter, and the waiver by either ARCO or Lyondell of a breach of any provision hereof shall not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

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

     13.7. Relationship of Parties. This Agreement does not create a partnership, joint venture, or relationship of trust or agency between the Parties.

     13.8. Remedies Not Exclusive. The specific remedies provided in this Agreement are not intended to be exclusive, and the exercise of any such specific remedy shall not be deemed to be an election of an exclusive remedy. The specific remedies provided in this Agreement are cumulative of all other remedies available to the Parties at law or in equity.

     13.9. Plant Regulations. All employees, agents and contractors of each Party when on the property of the other Party will conform to the rules and regulations concerning safety, routing procedures, etc. of such other Party.

     13.10. Audits. Each Party and its duly authorized representatives, shall have access during customary business hours to the accounting records and other documents maintained by the other Party which relate to this Agreement, and they shall have the right to audit such records, upon advance written notice of 15 days, within three years after the delivery/receipt of services provided for in this Agreement. However, a Party can only conduct one audit per year, and the same year cannot be re-audited.

     13.11. Prior Agreement. Each of the Parties agrees that as of the effective date of this Agreement certain provisions of the Prior Agreement, to the extent, but only to the extent, that such provisions relate to the Prior Employee Related Services, are hereby terminated and of no further force or effect .



                            [signature page follows]

    IN WITNESS WHEREOF, ARCO and Lyondell have executed this Agreement effective as of the date set forth above.

ATLANTIC RICHFIELD COMPANY



By:___________________________________________

Name:

Title:




LYONDELL PETROCHEMICAL COMPANY



By:___________________________________________

Name:   Richard W. Park

Title:  Vice President, Human Resources

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